UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 7, 2019

PTC THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35969	04-3416587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 7, 2019, PTC Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an At the Market Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and RBC Capital Markets, LLC, as agents (together, the “Sales Agents” and, individually, a “Sales Agent”), pursuant to which the Company may offer and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $125,000,000 (the “Shares”) from time to time through the Sales Agents (the “Offering”).

The Company may deliver placement notices to only one Sales Agent (such Sales Agent, the “Designated Agent”) relating to the sale of Shares under the Sales Agreement on any given day. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Designated Agent may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

The Company or the Designated Agent may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. The Sales Agents will act as the Company’s sales agents using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Global Select Market.

The Company has agreed to pay each Sales Agent commissions for its services in acting as an agent in the sale of the Shares in an amount of up to 3.0% of gross sales proceeds per share sold by such Sales Agent pursuant to the Sales Agreement. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights.

Each Sales Agent may terminate the Sales Agreement, solely with respect to such Sales Agent’s rights and obligations under the Sales Agreement, at any time upon ten days’ prior notice. The Company may terminate the Sales Agreement with respect to either or both Sales Agents at any time upon ten days’ prior notice (or three days’ prior notice at any time when no placement notice is in effect).

The Sales Agreement contains customary representations, warranties and covenants of the Company and the Sales Agents, conditions to settlement of any sale of the Shares and other customary provisions.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to an effective shelf Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on August 24, 2017 (File No. 333-220151). The Company is also filing with the SEC a prospectus supplement relating to the Offering (the “Prospectus Supplement”) and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	At the Market Offering Sales Agreement, dated August 7, 2019, among PTC Therapeutics, Inc., Cantor Fitzgerald & Co. and RBC Capital Markets, LLC.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated August 7, 2019
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: August 7, 2019	By:	/s/ Emily Hill
Emily Hill
Chief Financial Officer